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                                                                    EXHIBIT 21.1




                         SUBSIDIARIES OF THE REGISTRANT



                             State of                     Name Under Which
Name                         Incorporation                Subsidiary Does Business
----                         -------------                ------------------------
Cowlitz Bank                 Washington                   Cowlitz Bank